Par Pacific Market Index

US $ per Barrel	Sing (Brent)	WY (WTI)	PNW (ANS)	Crude Prices					
Time Period	4.1.2.1 Crack	3.2.1 Crack	5.2.2.1 Crack	Brent	WTI	ANS	Bakken Clearbrook	WCS Hardisty	Brent M1-M3
February 9 - February 15	**6.69**	**12.49**	**7.73**	**63.67**	**53.88**	**63.93**	**53.79**	**42.01**	**0.07**
February 2 - February 8	6.95	11.33	10.25	62.18	53.52	62.42	53.78	43.73	(0.08)
January 26 - February 1	5.27	9.05	8.97	61.51	53.72	61.35	53.05	44.28	0.19
2019 - January	5.43	10.78	9.26	60.24	51.55	60.24	52.09	41.36	(0.17)
2018 - YE	**7.22**	**22.69**	**14.79**	**71.69**	**64.90**	**71.82**	**62.36**	**38.33**	**0.37**
2018 - Q4	8.23	23.97	15.88	68.60	59.34	69.12	51.31	25.31	(0.09)
2018 - Q3	7.81	26.25	13.98	75.84	69.43	75.83	68.58	41.67	0.11
2018 - Q2	6.42	24.99	16.34	74.97	67.91	74.78	67.58	49.59	0.76
2018 - Q1	6.38	15.65	12.93	67.23	62.89	67.29	62.06	36.73	0.71
2017 - YE	**7.18**	**21.80**	**15.53**	**54.74**	**50.85**	**54.16**	**51.15**	**38.17**	**(0.15)**
2017 - Q4	6.82	23.79	13.55	61.46	55.30	61.52	56.94	38.94	0.59
2017 - Q3	8.20	25.29	19.32	52.17	48.20	51.91	48.75	37.61	0.03
2017 - Q2	6.95	21.47	15.11	50.79	48.15	50.14	47.94	38.15	(0.59)
2017 - Q1	6.74	16.51	14.11	54.57	51.78	52.97	50.96	38.00	(0.64)
2016 - YE	**3.74**	**16.27**	**13.39**	**45.13**	**43.47**	**42.62**	**45.57**	**29.50**	**(1.09)**
2016 - Q4	6.03	13.69	12.90	51.06	49.29	48.87	47.36	34.27	(1.47)
2016 - Q3	3.08	19.12	15.09	46.99	44.94	43.59	43.69	30.58	(0.91)
2016 - Q2	2.46	18.16	14.18	47.03	45.64	44.65		32.82	(0.70)
2016 - Q1	3.39	13.44	11.15	35.21	33.63	32.54		19.95	(1.29)
2015 - YE	**6.88**	**23.27**	**16.79**	**53.60**	**48.76**	**51.67**		**35.57**	**(1.48)**
2015 - Q4	5.44	19.03	13.19	44.69	42.16	42.47		27.71	(1.33)
2015 - Q3	6.05	32.51	17.30	51.30	46.50	51.02		31.73	(1.31)
2015 - Q2	8.24	22.99	20.54	63.50	57.95	61.79		48.29	(1.38)
2015 - Q1	7.84	18.42	16.09	55.13	48.57	51.57		34.89	(1.92)
2014 - YE	**5.88**	**22.13**	**12.71**	**99.45**	**92.91**	**97.78**		**74.50**	**(0.05)**
2014 - Q4	7.11	19.25	11.25	77.07	73.20	74.37		57.63	(1.10)
2014 - Q3	5.97	25.91	14.66	103.46	97.25	102.13		78.90	(0.92)
2014 - Q2	4.41	21.58	15.04	109.76	102.99	109.11		83.97	1.06
2014 - Q1	6.01	21.78	9.74	107.87	98.61	105.85		77.83	0.83

1

Par Pacific

Par Pacific Market Index, cont. Singapore 4.1.2.1 Crack Spread is calculated as follows:  Singapore Daily: computed by taking 1 part gasoline (RON 92), 2 parts middle distillates (Sing Jet & Sing Gasoil), and 1 part fuel oil (Sing 180) as created from a  barrel of Brent Crude. Month (CMA): computed using all available pricing days for each marker. Quarter/Year: computed using calendar day weighted CMAs for each marker. Wyoming 3.2.1 Crack Spread is calculated as follows: Rapid City Daily: Computed by taking 2 parts gasoline and 1 part distillate (ULSD) as created from a barrel of West Texas Intermediate Crude (WTI). Denver Daily: Computed by taking 2 parts gasoline and 1 part distillate (ULSD) as created from a barrel of WTI. Daily: computed using a weighted average of 50% Rapid City and 50% Denver. Month (CMA): computed using all available pricing days for each marker. Quarter/Year: computed using calendar day weighted CMAs for each marker. Pacific Northwest 5.2.2.1 Crack Spread is calculated as follows:  Pacific Northwest Daily: computed by taking 2 parts gasoline (PNW Sub‐octane), 2 parts middle distillates (PNW ULSD & PNW Jet), and 1 part fuel oil (SF 180  Waterborne) as created from a barrel of Alaskan North Slope (ANS) Crude. ANS price: calculated using the Argus ANS‐Brent differential beginning in July 2017.  Prior to July 2017, a blended Platts and Argus ANS‐WTI differential was used. Month (CMA): computed using all available pricing days for each marker. Quarter/Year: computed using calendar day weighted CMAs for each marker. Crude Prices: ANS crude price is the most relevant benchmark for PNW product pricing and influences the Hawaii Refinery's financial performance. Source: Argus, Platts. Bakken Clearbrook crude price influences the Washington and Wyoming Refineries' financial performance. Source: CME. Western Canadian crude price influences the Washington Refinery's financial performance. Source: CME. Brent M1 ‐ M3 is an instructive directional indicator for market structure which influences the Hawaii Refinery's financial performance. 2

Singapore Crack Spread


$10
$8
$6
$4
$2
$-
Singapore 4.1.2.1 Crack
5-Yr Average
5-Yr Average [1] = $6.18
1Q 16
2Q 16
3Q 16
4Q 16
1Q 17
2Q 17
3Q 17
4Q 17
1Q 18
2Q 18
3Q 18
4Q 18

($/bbl)	1Q 16	2Q 16	3Q 16	4Q 16	1Q 17	2Q 17	3Q 17	4Q 17	1Q 18	2Q 18	3Q 18	4Q 18
Singapore 4.1.2.1 Crack	$3.39	$2.46	$3.08	$6.03	$6.74	$6.95	$8.20	$6.82	$6.38	$6.42	$7.81	$8.23
Average Brent Price	$35.21	$47.03	$46.99	$51.06	$54.57	$50.79	$52.17	$61.46	$67.23	$74.97	$75.84	$68.60

- After reviewing the expected combined expected Par East and West product yield, the Sing 4.1.2.1 crack spread is expected to be the most relevant market determinant for Hawaii Adj. Gross Margin per bbl
- Previously Par reported a Mid Pacific combined index [2] which incorporated a crude differential and San Francisco product cracks in the calculation

[1] Company calculation based on a rolling five-year quarterly average

[2] In 2018 and prior years, Par Pacific reported a Mid Pacific combined index, including a MP 4.1.2.1 crack and MP crude index. The MP 4.1.2.1 crack represented the Sing 4.1.2.1 crack weighted at 80% and a SF 4.1.2.1 crack weighted at 20%. The crude index represented a weighted average differential, excluding shipping costs, of a blend of crudes with an API of 31.98 and sulphur wt% of 0.65% that was indicative of its typical crude mix quality. Commencing in 2019, Par Pacific is no longer referencing the MP combined index following the acquisition of the IES crude unit.

3

Par Pacific

Wyoming Crack Spread  $30 Wyoming 3.2.1 5‐Yr Average 1 = $21.21 Crack  $25 5‐Yr Average  $20  $15  $10  $5  $‐ 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 ($/bbl) Wyoming 3.2.1 Crack $13.44 $18.16 $19.12 $13.69 $16.51 $21.47 $25.29 $23.79 $15.65 $24.99 $26.25 $23.97 Average WTI Price $33.63 $45.64 $44.94 $49.29 $51.78 $48.15 $48.20 $55.30 $62.89 $67.91 $69.43 $59.34 • The WY 3.2.1 crack spread continues to be the most relevant market determinant for Wyoming Adj. Gross  Margin per bbl 1 Company calculation based on a rolling five‐year quarterly average 4

Pacific Northwest Crack Spread  $20 Pacific Northwest 5‐Yr Average 1 = $14.62 5.2.2.1 5‐Yr Average  $15  $10  $5  $‐ 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 ($/bbl) Pacific Northwest 5.2.2.1 $11.15 $14.18 $15.09 $12.90 $14.11 $15.11 $19.32 $13.55 $12.93 $16.34 $13.98 $15.88 Average ANS Price $32.54 $44.65 $43.59 $48.87 $52.97 $50.14 $51.91 $61.52 $67.29 $74.78 $75.83 $69.12 • Par believes the PNW 5.2.2.1 crack spread to an ANS benchmark is the most relevant market determinant for Washington Adj.  Gross Margin per bbl 1 Company calculation based on a rolling five‐year quarterly average 5

Crude Prices • Alaskan North Slope price is the most relevant crude benchmark for PNW product pricing and impacts the Hawaii  Refinery’s financial performance as well • Bakken Clearbrook price is a determinant behind the Washington and Wyoming Refineries' financial performance • Assuming no other changes, every $1/bbl change in this crude differential relative to WTI is expected to impact  annual Washington and Wyoming Adj. EBITDA by approximately $9 MM and $6 MM, respectively • Western Canadian Select price is a determinant behind the Washington Refinery's financial performance • Assuming no other changes, every $1/bbl change in this differential is expected to impact annual Washington  Adj. EBITDA by approximately $5 MM